EXHIBIT 95

MINE SAFETY AND HEALTH DATA

On July 21, 2010, the Dodd-Frank Act was enacted. Section 1503 of the Dodd-Frank Act contains new reporting requirements regarding coal or other mine safety and authorizes the Securities and Exchange Commission (“SEC”) to issue rules regarding the reporting requirements. On December 21, 2011, the SEC issued final rules concerning the reporting requirements. These rules became effective on January 27, 2012. The following is provided per the Dodd-Frank Act reporting requirements.

The operation of our mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (the Mine Act). MSHA inspects our mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. The table below presents information regarding certain mining safety and health citations which MSHA has issued with respect to our coal mining operations. In evaluating this information, consideration should be given to factors such as: (i) the number of citations and orders will vary depending on the size of the coal mine, (ii) the number of citations issued will vary from inspector to inspector and mine to mine, and (iii) citations and orders can be contested and appealed, and in that process, may be reduced in severity and amount, and are sometimes dismissed.

The information below includes references to specific sections of the Mine Act. The information provided is for the quarter ended June 30, 2013, except for Legal Actions Pending, which are as of June 30, 2013:

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Table I - Mine Safety Information

	§104A S&S Citations (a)	§104(b) Orders (b)	§104(d) Citations and Orders (c)	§110 (b)(2) Violations (d)	§107(a) Orders (e)	Total $ Value of MSHA Assmnts. Proposed	Mining Related Fatalities	Legal Actions Pending	Legal Actions Initiated	Legal Actions Resolved (f)
MCCOY
Mine #12 (15-19314)	–	–	–	–	–	300	–	–	–	–
Mine #15 (15-18775)	17	–	5	–	–	161,950	–	30	6	1
Mine #15A (15-19048)	–	–	–	–	–	100	–	–	–	–
Mine #16 (15-18250	1	–	–	–	–	745	–	10	–	1
Mine #23 (15-18721)	8	–	2	–	–	5,858	–	16	–	7
Mine #31 (15-18721)	–	–	–	–	–	254	–	2	–	–
Bevins Prep (15-10445)	1	–	–	–	–	6,691	–	2	1	–
Longfork Prep (15-16958)	–	–	–	–	–	–	–	1	–	–
KC#1 (15-18747)	–	–	–	–	–	–	–	2	–	–
SERVICE
Buckeye Highwall Miner (15-18978)	–	–	–	–	–	3,292	–	–	–	–
Buckeye Strip (15-18738)	–	–	–	–	–	4,888	–	–	–	–
Bear Branch (15-19053)	–	–	–	–	–	–	–	–	–	–
Harmonds Branch (15-19464)	–	–	–	–	–	–	–	–	–	–
Lewis Creek (15-19161)	1	–	–	–	–	–	–	–	–	–
Job 22 (15-18903)	–	–	–	–	–	100	–	–	–	–
Long Branch (15-19226)	–	–	–	–	–	–	–	–	–	–
#17 South (15-19238)	–	–	–	–	–	–	–	–	–	–
Montgomery Creek (15-19255)	–	–	–	–	–	14,667	–	2	2	–
Laurel Fork (15-19302)	–	–	–	–	–	–	–	–	–	–
Frasure Branch (15-18980)	3	–	–	–	–	785	–	–	–	–
Hoods Fork (15-19225)	–	–	–	–	–	–	–	–	–	–
Shutte #1 (15-19353)	–	–	–	–	–	–	–	–	–	–
Sunny Knott (15-17697)	–	–	–	–	–	–	–	–	–	–
Risner Branch #1 (15-18600)	–	–	–	–	–	–	–	–	–	–
TRIAD
Augusta (12-02320)	–	–	–	–	–	–	–	–	–	–
Freelandville (12-02167)	–	–	–	–	–	534	–	–	–	–
Freelandville East (12-02339)	–	–	–	–	–	–	–	–	–	–
Freelandville UG (12-02316)	–	–	–	–	–	–	–	–	–	–
Freelandville West UG (12-02423)	6	–	–	–	–	863	–	–	–	–
Log Creek (12-02410)	1	–	–	–	–	12,935	–	1	1	–
Log Creek Loadout (12-00330)	–	–	–	–	–	–	–	–	–	–
Hurricane Creek (12-02325)	–	–	–	–	–	–	–	–	–	–
BLUE DIAMOND/ LEECO
Mine 68 (15-17497)	7	–	–	–	–	26,333	–	22	3	7
Mine 75 (15-17478)	8	–	–	–	–	22,490	–	6	–	9
Mine 77 (15-09636)	4	–	–	–	–	26,675	–	11	2	11
Mine 81 (15-12753)	9	–	–	–	–	23,402	–	6	2	10
Mine 88 (15-19400)	–	–	–	–	–	4,035	–	–	–	–
Mine 89 (15-19405)	–	–	–	–	–	–	–	–	–	–
Mine 90 (15-19598)	–	–	–	–	–	1,814	–	1	–	1
64 Plant (15-16353)	–	–	–	–	–	1,480	–	–	–	–
76 Plant (15-16520)	–	–	–	–	–	–	–	–	–	–
Jeff Tipple (15-05151)	–	–	–	–	–	–	–	–	–	–

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Table I - Mine Safety Information, continued

	§104A S&S Citations (a)	§104(b) Orders (b)	§104(d) Citations and Orders (c)	§110(b)(2) Violations (d)	§107(a) Orders (e)	Total $ Value of MSHA Assmnts. Proposed	Mining Related Fatalities	Legal Actions Pending	Legal Actions Initiated	Legal Actions Resolved (f)
BLEDSOE
Beechfork (15 - 18376)	11	–	–	–	–	63,062	–	21	3	6
Old House (15-19384)	7	–	–	–	–	6,775	–	2	–	7
Abner Branch (15-19132)	–	–	–	–	–	1,349	–	29	4	6
Tantrough (15 -19410)	–	–	–	–	–	–	–	2	–	4
Beechfork Plant (15-16098)	–	–	–	–	–	–	–	1	–	–
BL1 Plant (15-11835)	–	–	–	–	–	–	–	–	–	–
Clover Loadout (15-12603)	–	–	–	–	–	–	–	–	–	–
#61 Plant (15-11564)	–	–	–	–	–	–	–	1	–	–
Miniard Branch (15-19579)	–	–	–	–	–	–	–	–	–	–
Shamrock (15-02502)	–	–	–	–	–	–	–	2	–	1
HAMPDEN
Snap Creek No. 1 Surface (46-08917)	–	–	–	–	–	–	–	1	–	2
Mingo No. 1 (46-07406)	–	–	–	–	–	1,186	–	3	1	–
Mingo No. 2 (46-07551)	–	–	–	–	–	–	–	–	–	–
Mine No. 2 (46-08636)	10	–	–	–	–	9,260	–	13	3	3
Mine No. 3 (46-08778)	2	–	–	–	–	17,778	–	11	3	5
Mine No. 3-A (46-09279)	1	–	–	–	–	22,213	–	5	2	2
Mine No. 3-B (46-09468)	8	–	–	–	–	–	–	–	–	–
Mine No. 6 (46-08268)	–	–	–	–	–	8,093	–	10	2	2
Mine No. 6A (46-09281)	–	–	–	–	–	978	–	2	1	1
Mine No. 8 (46-09018)	13	–	–	–	–	94,512	–	19	2	9
Mine No. 9 (46-08976)	–	–	–	–	–	–	–	–	–	1
No. 1 Load-Out (46-08918)	–	–	–	–	–	–	–	–	–	–
Lower Pete Branch Alma (46-08918)	–	–	–	–	–	–	–	–	–	1
BELL
Garmeada 2 (15-19318)	13	2	1	–	–	11,372	–	12	8	5
Jellico #1 (15-19336)	4	5	1	–	–	1,900	–	16	1	1
Coal Creek (15-18058)	–	–	–	–	–	–	–	1	–	2
Prep Plant (15-10212)	–	–	–	–	–	1,076	–	1	–	–

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(a)	The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from the Mine Safety and Health Administration.

(b)	The total number of orders issued under section 104(b) of the Mine Act.

(c)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act.

(d)	The total number of flagrant violations under section 110(b)(2) of the Mine Act.

(e)	The total number of imminent danger orders issued under section 107(a) of the Mine Act.

(f)	We have changed the way in which we report Pending Legal Actions. Originally, we classified a legal action as “pending” when we returned an assessment form to the Mine Safety and Health Administration (“MSHA”) indicating that individual citations would be contested. As of January 1, 2013, we now classify a legal action as “pending” when the Mine Safety and Health Administration assigns a docket number to citations that we indicate will be contested. We may notify MSHA that we intend to challenge a citation in one quarter, but MSHA may not assign a docket number until the subsequent quarter.

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Pending Legal Actions

The following Table reports, by category, the types of pending legal actions we have before the Federal Mine Safety and Health Review Commission as of June 30, 2013 and relates to the Pending Legal Actions reported in column 9 of Table I above.

Table II - Pending Legal Actions before the Federal Mine Safety and Health Review Commission

	Contests of Citations, Orders (a)	Contests of Proposed Penalties (b)	Complaints for Compensation (c)	Complaints of Discharge, Discrimination or Interference (d)	Application for Temporary Relief from an Order (e)	Appeals of Cases to the FMSHRC (f)
MCCOY
Mine #15 (15-18775)	–	29	–	–	–	1
Mine #15A (15-19048)	–	–	–	–	–	–
Mine #16 (15-18250)	–	10	–	–	–	–
Mine #23 (15-18721)	–	16	–	–	–	–
Mine #31 (15-19492)	–	2	–	–	–	–
Bevins Prep (15-10445)	–	2	–	–	–	–
Long Fork Prep (15-16958)	–	1	–	–	–	–
KC#1 (15-18747)	–	2	–	–	–	–
SERVICE
Buckeye Highwall Miner (15-18978)	–	–	–	–	–	–
Buckeye Strip (15-18738)	–	–	–	–	–	–
Bear Branch (15-19053)	–	–	–	–	–	–
Harmonds Branch (15-19464)	–	–	–	–	–	–
Lewis Creek (15-19161)	–	–	–	–	–	–
Job 22 (15-18903)	–	–	–	–	–	–
Long Branch (15-19226)	–	–	–	–	–	–
#17 South (15-19238)	–	–	–	–	–	–
Montgomery Creek (15-19255)	1	1	–	–	–	–
Laurel Fork (15-19302)	–	–	–	–	–	–
Frasure Branch (15-18980)	–	–	–	–	–	–
Hoods Fork (15-19225)	–	–	–	–	–	–
Shutte #1 (15-19353)	–	–	–	–	–	–
Sunny Knott (15-17697)	–	–	–	–	–	–
Risner Branch #1 (15-18600)	–	–	–	–	–	–
TRIAD
Augusta (12-02320)	–	–	–	–	–	–
Freelandville (12-02167)	–	–	–	–	–	–
Freelandville East (12-02339)	–	–	–	–	–	–
Freelandville UG (12-02316)	–	–	–	–	–	–
Freelandville West UG (12-02423)	–	–	–	–	–	–
Log Creek (12-02410)	–	1	–	–	–	–
Log Creek Loadout (12-00330)	–	–	–	–	–	–
BLUE DIAMOND/ LEECO
Mine 68 (15-17497)	–	22	–	–	–	–
Mine 75 (15-17478)	–	6	–	–	–	–
Mine 77 (15-09636)	–	11	–	–	–	–
Mine 81 (15-12753)	–	6	–	–	–	–
Mine 88 (15-19400)	–	–	–	–	–	–
Mine 90 (15-19598)	–	1	–	–	–	–
64 Plant (15-16353)	–	–	–	–	–	–
76 Plant (15-16520)	–	–	–	–	–	–
Jeff Tipple (15-05151)	–	–	–	–	–	–

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Table II - Pending Legal Actions before the Federal Mine Safety and Health Review Commission, continued

	Contests of Citations, Orders (a)	Contests of Proposed Penalties (b)	Complaints for Compensation (c)	Complaints of Discharge, Discrimination or Interference (d)	Application for Temporary Relief from an Order (e)	Appeals of Cases to the FMSHRC (f)
BLEDSOE
Beechfork (15 -18376)	–	21	–	–	–	–
Old House (15- 19384)	–	2	–	–	–	–
Abner Branch (15-19132 )	–	29	–	–	–	–
Tantrough (15-19410)	–	2	–	–	–	–
Beechfork Plant (15-16098)	–	1	–	–	–	–
BL1 Plant (15-11835)	–	–	–	–	–	–
Clover Loadout (15-12603)	–	–	–	–	–	–
#61 Plant (15-11564)	–	1	–	–	–	–
Miniard Branch (15-19579)	–	–	–	–	–	–
Shamrock (15-02502)	–	2	–	–	–	–
HAMPDEN
Snap Creek No1 Surface (46-08917)	–	1	–	–	–	–
Mingo No. 1 (46-07406)	–	3	–	–	–	–
Mingo No. 2 (46-07551)	–	–	–	–	–	–
Mine No. 2 (46-08636)	–	13	–	–	–	–
Mine No. 3 (46-08778)	–	11	–	–	–	–
Mine No. 3-A (46-09279)	–	5	–	–	–	–
Mine No. 6 (46-08268)	–	10	–	–	–	–
Mine No. 6A (46-09281)	–	2
Mine No. 8 (46-09018)	–	19	–	–	–	–
Mine No. 9 (46-08976)	–	–	–	–	–	–
Mine No. 1 Load-Out (46-08918)	–	–	–	–	–	–
Lower Pete Branch Alma (46-08918)	–	–	–	–	–	–
BELL
Garmeada 2 (15-19318)	6	6	–	–	–	–
Jellico #1 (15-19336)	–	16	–	–	–	–
Coal Creek (15-18058)	–	1	–	–	–	–
Prep Plant (15-10212)	–	1	–	–	–	–

(a)	Represents contests of citations and orders, which typically are filed prior to an operator's receipt of a proposed penalty assessment from MSHA or relate to orders for which penalties are not assessed (such as imminent danger orders under Section 107 of the Mine Act). This category includes: (i) contests of citations or orders issued under section 104 of the Mine Act, (ii) contests of imminent danger withdrawal orders under section 107 of the Mine Act, and (iii) Emergency response plan dispute proceedings (as required under the Mine Improvement and New Emergency Response Act of 2006, Pub. L. No. 109-236, 120 Stat. 493).

(b)	Represents contests of proposed penalties, which are administrative proceedings before the Federal Mine Safety and Health Review Commission (“FMSHRC”) challenging a civil penalty that MSHA has proposed for the violation contained in a citation or order. This column includes four actions involving civil penalties against agents of the operator that have been contested.

(c)	Represents complaints for compensation, which are cases under section 111 of the Mine Act that may be filed with the FMSHRC by miners idled by a closure order issued by MSHA who are entitled to compensation.

(d)	Represents complaints of discharge, discrimination or interference under section 105 of the Mine Act, which cover: (i) discrimination proceedings involving a miner's allegation that he or she has suffered adverse employment action because he or she engaged in activity protected under the Mine Act, such as making a safety complaint, and (ii) temporary reinstatement proceedings involving cases in which a miner has filed a complaint with MSHA stating that he or she has suffered such discrimination and has lost his or her position.

(e)	Represents applications for temporary relief, which are applications under section 105(b)(2) of the Mine Act for temporary relief from any modification or termination of any order or from any order issued under section 104 of the Mine Act (other than citations issued under section 104(a) or (f) of the Mine Act).

(f)	Represents appeals of judges' decisions or orders to the FMSHRC, including petitions for discretionary review and review by the FMSHRC on its own motion.

Potential Pattern of Violation and Pattern of Violation Information

Pursuant to the Dodd-Frank Act and the implementing regulations issued by the SEC, we are required to disclose whether any mine of which we or a subsidiary of us is an operator, receives written notice from MSHA of (a) a pattern of violations (“POV”) of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health and safety hazards under section 104(e) of such Act (30 U.S.C. 814 (e)), or (b) the potential to have such a pattern (“PPOV”); during the quarter ended June 30, 2013.

During the quarter ended June 30, 2013, none of our mines were placed on POV or PPOV status.

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